                                                                    EXHIBIT 4.11


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                         WESTPORT RESOURCES CORPORATION,
                              a Nevada corporation,
                                   as Issuer,


                             Each Subsidiary of the
                              Issuer listed on the
                             signatory pages hereto,
                            as Subsidiary Guarantors,


                                       and
                              THE BANK OF NEW YORK,
                                   as Trustee






                          THIRD SUPPLEMENTAL INDENTURE

                            Dated as of April 3, 2003

                                       to

                                    INDENTURE

                          Dated as of November 5, 2001


                    8 1/4% Senior Subordinated Notes Due 2011

================================================================================

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                          THIRD SUPPLEMENTAL INDENTURE

     THIRD SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of April 3, 2003, among Westport Resources Corporation, a Nevada corporation (the "COMPANY"), the Subsidiary Guarantors under the indenture referred to below and The Bank of New York, as trustee under the indenture referred to below (the "TRUSTEE").

                                  WITNESSETH:

     WHEREAS, the Company, the Subsidiary Guarantors and the Trustee are parties to that certain Indenture, dated as of November 5, 2001 (the "ORIGINAL INDENTURE"), as amended by the First Supplemental Indenture thereto, dated as of December 31, 2001, and by the Second Supplemental Indenture thereto, dated as of December 17, 2002 (together with the Original Indenture, the "INDENTURE") providing for the issuance of 8 1/4% Senior Subordinated Notes due 2011 (the "SECURITIES");

     WHEREAS, the Company is issuing $125,000,000 of Additional Securities as permitted by Sections 2.13 and 4.03(a) of the Indenture (the "ADDITIONAL SECURITIES"); and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

     1. DEFINITIONS. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

     2. ADDITIONAL SECURITIES. Attached hereto as Annex 1 is a copy of the form of Officers' Certificate required by Section 2.13 of the Indenture in connection with the issuance of the Additional Securities. The definition of the term "ADDITIONAL SECURITIES" set forth in the Indenture is hereby supplemented by adding the following sentence at the end of such definition: "On April 3, 2003, the Company issued $125,000,000 of Additional Securities, as more particularly described in the Third Supplemental Indenture hereto, dated as of such date."

     3. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE



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STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF
CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     4. TRUSTEE MAKES NO REPRESENTATION. The recitals herein contained are made by the Company and the Subsidiary Guarantors and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

     5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not effect the construction thereof.

                            [SIGNATURE PAGE FOLLOWS]



                                       2



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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.


                       WESTPORT RESOURCES CORPORATION

                       By: /s/ LON MCCAIN
                          -----------------------------------------------
                          Lon McCain, Vice President, Treasurer and Chief Financial Officer


                       SUBSIDIARY GUARANTORS:
                       ---------------------

                       WESTPORT CANADA LLC

                       By: WESTPORT OIL AND GAS COMPANY, L.P.

                           By: WHG, INC.

                               By: /s/ LON MCCAIN
                                  -------------------------------------
                                  Lon McCain, Vice President,
                                  Treasurer and Chief Financial Officer


                       JERRY CHAMBERS EXPLORATION COMPANY

                       By: WESTPORT OIL AND GAS COMPANY, L.P.

                           By: WHG, INC.

                               By: /s/ LON MCCAIN
                                  -------------------------------------
                                  Lon McCain, Vice President,
                                  Treasurer and Chief Financial Officer


                       WESTPORT FINANCE CO.

                       By: /s/ LON MCCAIN
                          ---------------------
                          Lon McCain, Treasurer

                       WESTPORT ARGENTINA LLC

                       By: WESTPORT OIL AND GAS COMPANY,
                           L.P.,
                           its member,
                           a Delaware limited partnership

                           By: WHG, INC.,
                               its general partner,
                               a Delaware corporation

                               By: /s/ LON MCCAIN
                                  -------------------------------------
                                  Lon McCain, Vice President,
                                  Treasurer and Chief Financial Officer


                       WESTPORT OVERRIDING ROYALTY LLC

                       By: WESTPORT OIL AND GAS COMPANY, L.P.

                           By: WHG, INC.

                               By: /s/ LON MCCAIN
                                  -------------------------------------
                                  Lon McCain, Vice President,
                                  Treasurer and Chief Financial Officer


                       WESTPORT OIL AND GAS COMPANY, L.P.

                       By: WHG, INC.

                               By: /s/ LON MCCAIN
                                  -------------------------------------------
                                  Lon McCain, Vice President, Treasurer and
                                  Chief Financial Officer


                       WHG, INC.

                       By: /s/ LON MCCAIN
                          -----------------------------------------------
                          Lon McCain, Vice President, Treasurer and Chief Financial Officer

                       WHL, INC.

                       By: /s/ LON MCCAIN
                          -----------------------------------------------
                          Lon McCain, Vice President, Treasurer and Chief Financial Officer


                       HORSE CREEK TRADING & COMPRESSION COMPANY LLC

                       By: WESTPORT OIL AND GAS COMPANY, L.P.

                           By: WHG, INC.

                               By: /s/ LON MCCAIN
                                  -------------------------------------
                                  Lon McCain, Vice President,
                                  Treasurer and Chief Financial Officer


                       WESTPORT FIELD SERVICES, LLC

                       By: WESTPORT RESOURCES CORPORATION

                           By: /s/ LON MCCAIN
                              -----------------------------------------
                              Lon McCain, Vice President, Treasurer and
                              Chief Financial Officer

                       THE BANK OF NEW YORK,
                       as Trustee

                       By: /s/ VAN BROWN
                          ------------------------------------
                       Name: Van Brown
                            ------------------------------------
                       Title: Vice President
                             ------------------------------------

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                                     ANNEX 1
                          FORM OF OFFICERS' CERTIFICATE